FOR IMMEDIATE RELEASE

Contact:	Mark Moyer Chief Financial Officer Ziff Davis Holdings Inc. (212) 503-3225 mark_moyer@ziffdavis.com
Ziff Davis Reports First Quarter Results
EBITDA Increases 15% to $3.1 Million
NEW YORK, May 14, 2007 — Ziff Davis Holdings Inc., the ultimate parent company of Ziff Davis Media Inc., today reported operating results for its first quarter ended March 31, 2007.
The Company’s consolidated EBITDA(1) increased to $3.1 million for the first quarter 2007, up 15% compared to $2.7 million for the prior year period. This increase in EBITDA was primarily due to the growth in the Company’s digital businesses which generated a four-fold increase in EBITDA due to revenue growth and cost efficiencies. This improvement was partially offset by a continued decline in EBITDA for the Company’s ongoing print publications.
Consolidated revenues for the first quarter 2007 totaled $32.7 million. Excluding revenue from closed publications(2), revenue decreased 12% or $4.3 million compared to the prior year quarter. Including closed publications, consolidated revenue was down 19% for the period. The Company’s digital revenues increased by 9%, as online growth of 26% was partly offset by the timing of certain custom marketing service programs. Print revenues, excluding closed publications, declined 24%.
Condensed Consolidated Statements of Operations for the 3 months ended March 31, 2007 and 2006; Condensed Consolidated Balance Sheets at March 31, 2007 and December 31, 2006 and Condensed Consolidated Statements of Cash Flows for the 3 months ended March 31, 2007 and 2006 are set forth at the end of this release.

“I’m pleased to report our fourth consecutive quarter of increased earnings over the prior year,” said Robert F. Callahan, Chairman and CEO of Ziff Davis Holdings Inc. “The growth of our digital platforms continues to drive the improved profitability of this business, despite the decline in print advertising. Roughly half of our revenues now come from digital platforms and next quarter we will be well over 50%.”
Financial Summary for the First Quarter Ended March 31, 2007 and 2006

	Consumer/Small
	BusinessGroup(3)		Enterprise Group(3)		Game Group(3)		Total Company
$ millions	2007	2006	2007	2006	2007	2006	2007	2006
Revenue	$11.3	$13.6	$16.0	$16.8	$5.4	$9.9	$32.7	$40.3
EBITDA	2.0	2.7	1.9	0.3	(0.8)	(0.3)	3.1	2.7
Consumer/Small Business Group
Revenue for the quarter was $11.3 million, down $2.3 million or 17% compared to the first quarter of 2006. A 20% increase in the Group’s digital revenues was offset by lower display advertising revenue at PC Magazine.
Cost of production of $2.3 million declined $0.7 million or 23% from a year ago, principally due to a reduction in pages for PC Magazine. Web hosting costs were relatively flat.
Selling, general and administrative expenses of $7.0 million were down $0.9 million or 11% from the period a year ago. PC Magazine‘s costs declined 17% reflecting cost efficiencies achieved while costs for the Group’s digital businesses were relatively flat.
EBITDA reported for the Group of $2.0 million was down $0.7 million or 26% from a year ago despite the almost four-fold increase in EBITDA from the Group’s digital businesses.
Enterprise Group
Revenue for the Enterprise Group of $16.0 million for first quarter of 2007 was down $0.8 million or 5% compared to the first quarter of 2006, which was attributable to a 15% decline in print revenues. Within the Group’s digital platforms, online revenue growth was over 30% but was partially offset by the timing of custom marketing services programs.
Cost of production of $2.9 million improved $0.7 million or 19% for the quarter, reflecting a decrease in the Group’s print advertising and contract publishing business. Web hosting costs for the Group’s online businesses were essentially flat versus year ago.
Selling, general and administrative expenses of $11.2 million were down $1.7 million or 13% compared to last year. This decrease was primarily attributable to operational efficiencies.
EBITDA reported for the Group was $1.9 million, up sharply versus last year’s $0.3 million due to the profitable growth in the Group’s online business, and cost controls in the print businesses.
Game Group
Revenue for the Game Group for the first quarter 2007 was $5.4 million, down $1.1 million or 17% compared to the first quarter of 2006 when excluding revenue from our closed publication, Official U.S. PlayStation Magazine. This decrease was attributable to a decline in print advertising and circulation revenue for the Group’s ongoing publications associated with the console platform transition, partially offset by 28% growth in the Group’s online revenue. Reported Group revenue including closed publications was down $4.5 million.
Cost of production for the Group was $2.4 million, down substantially from last year’s $5.1 million primarily due to the absence of production costs for Official U.S. Playstation Magazine. Excluding closed publications, these costs decreased $0.2 million or 8%, due primarily to fewer print advertising pages. This decrease was partially offset by an increase in operating expenses supporting the growth of the Group’s online business.
Selling, general and administrative expenses of $3.8 million were down $1.2 million or 24% versus year ago. Excluding closed publications, selling, general and administrative expenses were down $0.2 million or 5% versus year ago. Lower costs for the Group’s ongoing print publications were partially offset by an increase in costs to support the growth of the Group’s online business.

EBITDA reported for the Group was a loss of $(0.8) million versus nearly breakeven results of year ago when excluding the effect of closed publications. This decrease was caused by lower revenue from the Group’s ongoing print publications as well as the continued investment in the Group’s online business.
Cash Position
At March 31, 2007 the Company had $22.2 million of cash and cash equivalents. During the first quarter of 2007, the Company’s cash and cash equivalents increased $6.8 million.
On February 15, 2007 the Company executed a Note Purchase Agreement related to the issuance of an aggregate of $20.0 million in principal amount of new Senior Secured Notes due 2012 (the “Notes”). The Company intends to use the net proceeds of the sale of the Notes for general corporate purposes, including payment of interest obligations on its outstanding debt securities.
During the quarter, the Company paid $15.7 million of scheduled interest payments and spent $0.6 million for capital expenditures and $1.7 million in restructuring costs.
First Quarter Highlights and Milestones (4) (5)
Consumer/Small Business Group
•	6.8 million total average monthly online unique visitors, up 7% over prior year quarter.

•	PC Magazine continued to rank as the #1 personal computing magazine in the US based on ad pages.

•	Exhibited live shows of DL.tv and Cranky Geeks from the show floor of January’s Consumer Electronics Show (CES) in Las Vegas, the world’s largest tradeshow for consumer technology with approximately 140,000 attendees.

•	Generated over 3,000 webcast registrations in the quarter.
Enterprise Group
•	Total monthly online unique visitors averaged 3.6 million for the period.

•	Generated 12.0 million average monthly page views, up 13% relative to last year’s quarter.

•	Customer leads generated by Web Buyers Guide increased nearly three fold over the first quarter of 2006.

•	eWeek advertising page market share of the four IT news weeklies was 29% for the quarter, up from 27% in the first quarter 2006.

Game Group
•	Increased 1UP Network average monthly uniques in the first quarter by 29% over the first quarter of 2006 including 58% growth at the flagship site 1UP.com

•	New websites gamevideos.com and mycheats.com, not in existence in the frst quarter of 2006, added an average of nearly 1.5 million monthly uniques to the 1UP Network in the 2007 period.

•	The Game Group continued to improve its monetization of its online properties, running 32% more ad campaigns in the quarter versus prior year, and increasing average spend per campaign by 36%.
Business Outlook
The Company projects consolidated EBITDA for the second quarter of 2007 will be in the range of $5.5 million to $6.5 million. Last year, the Company reported $5.7 million of consolidated EBITDA for the quarterly period.
The Company advises that its projections are subject to risks and uncertainties (see the “Forward-Looking Statements” heading below) which could therefore individually or collectively cause actual results to differ materially from those projected above.
Investor Conference Call The Company’s first quarter 2007 earnings conference call is scheduled for 2:00 p.m. eastern time on Monday May 14, 2007. Individuals wishing to participate can join the conference call by dialing +888-790-3563 for domestic calls and +210-234-0014 for international calls and providing the operator the following information: Company — Ziff Davis Media; Passcode — HOLDINGS. For those who are unable to participate in the live call, the conference call will be recorded and available by telephone from 5:00 p.m. eastern time on May 14, 2007 to 11:59 p.m. eastern time on May 28, 2007. Persons interested in listening to the recorded call should dial +866-476-5484 for domestic calls and +203-369-1528 for international calls.
Any material financial or statistical information discussed on the conference call that is not otherwise included in this press release will be made available on the Company’s website, www.ziffdavis.com, under the heading Investor Relations.
About Ziff Davis Holdings Inc.
Ziff Davis Holdings Inc. is the ultimate parent company of Ziff Davis Media Inc. Ziff Davis Media Inc. (www.ziffdavis.com) is a leading integrated media company serving the technology and videogame markets. Ziff Davis reaches over 28 million people a month through its portfolio of 32 websites, 6 award-winning magazines, and hundreds of consumer and b-to-b events, as well as business IT tools, custom publishing, and direct marketing services. The company is headquartered in New York and also has offices and labs in San Francisco and Boston. The Company exports its brands internationally in 50 countries and 21 languages.
Forward-Looking Statements
Except for historical information contained herein, the statements made in this release including anticipated future revenues and operating results, cash balances and cost savings, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Such risks and uncertainties include the potential deterioration of the economic climate in general or with respect to the markets in which we operate, risks associated with new business investments, acquisitions, competition and seasonality and the other risks discussed in the Company’s Annual Report on Form 10-K and other filings made with the Securities and Exchange Commission (which are available from the Company or at http://www.sec.gov), which discussions are incorporated in this release by reference. These forward-looking statements speak only as of the date of this release. After the issuance of this release, the Company might come to believe that certain forward-looking statements contained in this release are no longer accurate. The Company shall not have any obligation to release publicly any corrections or revisions to any forward-looking statements contained in this release.

ZIFF DAVIS HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	For the Three Months Ended
	March 31, 2007	March 31, 2006
	(unaudited)	(unaudited)
Revenue, net	$32,715	$40,278
Operating expenses:
Cost of production	7,547	11,720
Selling, general and administrative expenses	22,053	25,817
Non-cash employee stock compensation (income)/expense	6	(2)
Depreciation and amortization of property and equipment	2,275	1,740
Amortization of intangible assets	4,363	4,423
Restructuring expense/(credits)	(331)	—
Transaction related expenses	899	—
Loss in equity investment	—	244

Total operating expenses	36,812	43,942

Loss from operations	(4,097)	(3,664)

Interest expense, net (6)	(34,055)	(29,786)

Loss before income taxes	(38,152)	(33,450)

Income tax provision	52	26

Net loss	$(38,204)	$(33,476)

EBITDA (1)	$3,115	$2,741

ZIFF DAVIS HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2007	December 31, 2006
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$22,169	$15,369
Accounts receivable, net	22,960	30,872
Other current assets, net	4,604	4,861

Total current assets	49,733	51,102
Property and equipment, net	13,913	15,622
Intangible assets, net	209,931	214,294
Other non-current assets, net	19,845	18,760

Total assets	$293,422	$299,778

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$15,949	$17,664
Accrued expenses and other current liabilities	30,873	38,791
Unexpired subscriptions and deferred revenue, net	15,595	15,606

Total current liabilities	62,417	72,061
Long-term debt	389,960	369,764
Accrued interest — troubled debt restructuring	38,981	43,084
Accrued expenses — long-term	7,318	8,041
Redeemable preferred stock	1,022,612	996,578
Other non-current liabilities	10,699	10,612

Total liabilities	1,531,987	1,500,140

Stockholders’ deficit:
Common stock	17,329	17,329
Additional paid-in capital	8,468	8,468
Accumulated deficit	(1,264,362)	(1,226,159)

Total stockholders’ deficit	(1,238,565)	(1,200,362)

Total liabilities and stockholders’ deficit	$293,422	$299,778

ZIFF DAVIS HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months Ended
	March 31, 2007	March 31, 2006
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	($38,204)	($33,476)
Adjustments to reconcile net loss to net cash used in operating activities:
Accrued dividends on mandatorily redeemable preferred stock	26,034	22,735
Depreciation and amortization	6,638	6,163
Loss in equity investment	—	244
Provision for doubtful accounts	(152)	157
Non-cash rent expense	(53)	42
Non cash interest (income)/expense, net	(3,629)	497
Amortization of debt issuance costs	856	796
Restructuring charge	(331)	—
Non-cash employee stock compensation	6	(2)
Changes in operating assets and liabilities:
Accounts receivable	8,064	8,068
Other current assets and other, net	257	579
Accounts payable and accrued expenses	(11,473)	(13,724)
Unexpired subscriptions and deferred revenue, net	(11)	639

Net cash used in operating activities	(11,998)	(7,282)

Cash flows from investing activities:
Capital expenditures	(566)	(1,341)
Acquisitions	—	(57)

Net cash used in investing activities	(566)	(1,398)

Cash flows from financing activities:
Proceeds from issuance of new senior secured notes	20,000	—
Letters of credit	1,657	—
Debt issuance costs	(2,293)	—

Net cash provided by financing activities	19,364	-

Net increase (decrease) in cash and cash equivalents	6,800	(8,680)
Cash and cash equivalents at beginning of period	15,369	34,174

Cash and cash equivalents at end of period	$22,169	$25,494

ZIFF DAVIS HOLDINGS INC.
EBITDA Reconciliations
(in thousands)

	For the Three Months Ended
	March 31, 2007	March 31, 2006
	(unaudited)	(unaudited)
EBITDA (1)	$3,115	$2,741

Adjustments to reconcile to income/(loss) from operations:
Depreciation and amortization of property and equipment	2,275	1,740
Amortization of intangible assets	4,363	4,423
Restructuring expense	(331)	—
Transaction related expenses	899	—
Loss in equity investment	—	244
Non-cash employee stock compensation expense	6	(2)

Income (loss) from operations	$(4,097)	$(3,664)

Ziff Davis Holdings Inc.
Endnotes:
(1)	EBITDA is defined as income before interest expense, provision for income taxes, depreciation expense, amortization expense and certain non-recurring and non-cash charges. Non-recurring and non-cash charges include the write-down of intangible assets, restructuring charges (cash and non-cash), gains and losses on the sale of non-core assets, gains and losses from equity investments, certain transaction related costs, including contingent purchase consideration, and non-cash compensation charges.. These items are not included in EBITDA as management considers the charges to be items that are not indicative of the performance of its underlying business. EBITDA is presented because it is commonly used by certain investors and analysts to evaluate a company’s ability to service debt. However, our method of computation may not be comparable to similarly titled measures reported by other companies. In addition, EBITDA, as defined, is not a measure of performance under generally accepted accounting principles (GAAP), and EBITDA should not be considered in isolation or as a substitute for Net income/(loss), Income/(loss) from operations, Cash flows from operating activities or other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. The most directly comparable financial measure under GAAP to EBITDA is Income/(loss) from operations. Reconciliations between EBITDA and Income/(loss) from operations are included in tables provided in this release.

(2)	Consolidated results from closed publications. Closed publications include Sync, Extreme Tech, Official U.S. PlayStation Magazine, XBOX Nation and GMR. Revenue from closed publications was $3.4 million in the first quarter of 2006 and EBITDA from closed publications was $(0.3) million for the first quarter of 2006.

(3)	Group Segments:

The Company manages its business through three divisions, defined below and within each division groups its products and services into two categories. The digital category includes all online properties, eSeminars and events, contract publishing, business information services and white papers. The print category includes only the operations of the Company’s six magazines.

Consumer/Small Business Group (formerly known as the Consumer Tech Group) is comprised of one magazine PC Magazine; the Company’s consumer electronics event, DigitalLife; and a number of consumer-focused websites including PCMag.com.
Enterprise Group is comprised of several businesses in the magazine, Internet, event, research and marketing tools areas. The three magazines in this segment are eWEEK, Baseline and CIO Insight. The Internet properties in this segment are primarily affiliated with the Enterprise Group’s brands, including eWEEK.com, CIOInsight.com and BaselineMag.com, but also include 42 weekly eNewsletters; the eSeminars™ business, which produces sponsored interactive webcasts; the Ziff Davis Web Buyers Guide™. This segment also includes the Company’s Custom Solutions Group (CSG), which creates and manages several hundred sponsored events per year; Business Information Services (BIS), a marketing research and tools unit; and Contract Publishing, which produces custom magazines, white papers, case studies and other sales and marketing collateral for customers.
Game Group is comprised of three magazines — Electronic Gaming Monthly, Games for Windows (formerly known as Computer Gaming World) and Official U.S. PlayStation Magazine (the latter of which was discontinued in the first quarter of 2007) the Company’s online destinations for gaming enthusiasts, the 1UP Network.
(4) Total traffic reflects page views. The source is the Company’s own data.
(5) Unless otherwise noted, all advertising page market share data is sourced from IMS/ The Auditor (Toronto, Canada). IMS independently hand-counts and tabulates advertising pages by magazine and advertising category. The company includes only what it believes to be its direct competitors by business segment in its advertising page market share calculations. For PC Magazine’s market share, it is share of its competitive set.
(6) Interest expense reflects the accrual of dividends on preferred stock, pursuant to Statement of Financial Accounting Standards 150, adopted by the Company effective January 1, 2004.k